UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2006

Diversified Financial Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(858) 560-8321
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
2610 N. Palm Aire Drive
Pompano Beach, FL 33069
(954) 975-9601 Tel
(954) 979-6695 Fax

This Current Report on Form 8-K is filed by Diversified Financial Resources Corp., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 22, 2006, the Registrant announced that the appointment of Ms. Zhao, Li Li to the position of Director of the Registrant was approved by the Board of Directors, effective immediately.

Ms. Zhao has approximately 10 years of experience in sales management. Her experience includes sales management, corporate restructuring, and human resources management.

Ms. Zhao is presently a deputy general manager for Fei Huan Winery Holding Co. in P. R. China where she has worked for the past four years. Prior work experience includes four years at Fei Huan Group where she functioned as a sales manager.

Ms. Zhao gained her Bachelor degree in Jiang Xi Economic Management College for business management in 1994.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Ms. Zhao had or is to have a direct or indirect material interest.

On June 22, 2006, Mr. Elson Soto Jr. resigned as Director of the Registrant.

2

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Diversified Financial Resources Corp.

DATED: June 28, 2006	By:	/s/ Chen, Quan Long
Chen, Quan Long President

3